EXHIBIT 99.2

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ALTA GOLD CO.

SEEKS CONVERSION TO CHAPTER 7 LIQUIDATION

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FOR   IMMEDIATE   RELEASE

Contact:   John Bielun, Chief Financial Officer                                     (702) 433-8525
                    Margo Bergeson, Director - Investor Relations

        (March 9, 2000) - Las Vegas, Nevada: Alta Gold Co., debtor-in-possession, (ALTAQ-OTC/Pink Sheets) (hereinafter "Alta" or the "Company") announced that is has asked the U.S. Bankruptcy Court to convert its Chapter 11 proceeding into a Chapter 7 liquidation proceeding. Alta's Board of Directors, its President and Chief Executive Officer and its Vice President - Operations have resigned. The Company's two remaining officers, Mr. John Bielun, Sr. Vice President and Chief Financial Officer and Ms. Margo Bergeson, Corporate Secretary, have elected to remain with the Company pending further action by the Bankruptcy Court.

        The filing for a Chapter 7 liquidation proceeding was necessitated by the continued deterioration of the Company's financial condition and the complete lack of success in finding a viable buyer for either the Company or its assets.

        The Bankruptcy Court has established March 30, 2000, as the date on which the hearing to convert the case to Chapter 7 will be held. In addition, the Court also appointed an outside expert to assist the Court in evaluating the Company's assets and liabilities.

        As a result of the foregoing, Alta's continued existence is in substantial doubt and it is anticipated that the Company's remaining assets will be liquidated under the direction of the Bankruptcy Court or in some other similar forum. In addition, the extremely week financial condition of the Company will also preclude it from being able to issue any reports as to its results of operations or financial condition for the fourth quarter and year ended December 31, 1999.

        THIS PRESS RELEASE CONTAINS STATEMENTS THAT MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, AND THE ACTUAL RESULTS MAY DIFFER FROM MANAGEMENT'S EXPECTATIONS. FURTHER INFORMATION ON POTENTIAL FACTORS WHICH COULD AFFECT THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ALTA ARE INCLUDED IN THE FILINGS OF ALTA WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, BUT NOT LIMITED TO, ALTA'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AND ITS QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 1999, JUNE 30, 1999 AND SEPTEMBER 30, 1999.